Exhibit 1.1
TEPPCO PARTNERS, L.P.
$250,000,000 5.90% Senior Notes due 2013
$350,000,000 6.65% Senior Notes due 2018
$400,000,000 7.55% Senior Notes due 2038
UNDERWRITING AGREEMENT
March 24, 2008
UBS Securities LLC
J.P. Morgan Securities Inc.
SunTrust Robinson Humphrey, Inc.
Wachovia Capital Markets, LLC,
As Representatives of the several
Underwriters named in Schedule I attached hereto,
c/o UBS Securities LLC
677 Washington Boulevard
Stamford, CT 06901
Ladies and Gentlemen:
     TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters listed on Schedule I hereto (collectively, the “Underwriters”) (i) $250,000,000 aggregate principal amount of the Partnership’s 5.90% Senior Notes due 2013 (the “2013 Notes”), (ii) $350,000,000 aggregate principal amount of the Partnership’s 6.65% Senior Notes due 2018 (the “2018 Notes”) and (iii) $400,000,000 aggregate principal amount of the Partnership’s 7.55% Senior Notes due 2038 (the “2038 Notes,” and together with the 2013 Notes and the 2018 Notes, the “Notes”), as set forth on Schedule I hereto. The Notes are to be fully and unconditionally guaranteed on a senior unsecured basis pursuant to guarantees (the “Guarantees,” and together with the Notes, the “Securities”) by TE Products Pipeline Company, LLC, a Texas limited liability company (“TE Products Pipeline”), TCTM, L.P., a Delaware limited partnership (“TCTM”), TEPPCO Midstream Companies, LLC, a Texas limited liability company (“TEPPCO Midstream”), and Val Verde Gas Gathering Company, L.P., a Delaware limited partnership (“Val Verde” and, together with TE Products Pipeline, TCTM and TEPPCO Midstream, the “Subsidiary Guarantors”).
     The 2013 Notes are to be issued under the Indenture, dated as of February 20, 2002 (the “Base Indenture”), among the Partnership, as issuer, TE Products Pipeline, TCTM, TEPPCO Midstream and Jonah Gas Gathering Company, a Wyoming general partnership (“Jonah Gas”), or their predecessors, as subsidiary guarantors, and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association and First Union National Bank (such successor trustee being referred to herein as the “Trustee”), as previously amended by the Full Release of Guarantee, dated as of July 31, 2006, pursuant to which Jonah Gas was fully released and discharged from all obligations in connection with the Indenture (the “Full Release of Guarantee”), and as shall be amended and supplemented by the Fifth Supplemental Indenture thereto, to be dated as of the Delivery Date; the 2018 Notes are to be issued under the Base

Indenture, as previously amended by the Full Release of Guarantee, and as shall be amended and supplemented by the Sixth Supplemental Indenture thereto, to be dated as of the Delivery Date; and the 2038 Notes are to be issued under the Base Indenture, as previously amended by the Full Release of Guarantee, and as shall be amended and supplemented by the Seventh Supplemental Indenture thereto, to be dated as of the Delivery Date. Such Fifth Supplemental Indenture, Sixth Supplemental Indenture and Seventh Supplemental Indenture are referred to collectively as the “Supplemental Indentures.” The Base Indenture as amended and supplemented by the Full Release of Guarantee and the Supplemental Indentures as of the Delivery Date is referred to herein as the “Indenture.”
     Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company, is the general partner of the Partnership and is referred to herein as the “General Partner.” TEPPCO GP, Inc., a Delaware corporation, is (x) the sole general partner of TCTM and (y) the sole managing member of TE Products Pipeline and TEPPCO Midstream, and is referred to herein as “TEPPCO GP.” TEPPCO NGL Pipeline, LLC, a Delaware limited liability company, is the general partner of Val Verde and is referred to herein as “TEPPCO NGL Pipelines.” In this Agreement, (i) TEPPCO GP and TEPPCO NGL Pipelines are referred to collectively as the “Subsidiary General Partners,” (ii) the Partnership and the Subsidiary Guarantors are referred to collectively as the “Obligors,” (iii) the Obligors, the General Partner and the Subsidiary General Partners are referred to collectively as the “TEPPCO Parties.”
     This is to confirm the agreement among the TEPPCO Parties and the Underwriters concerning the purchase of the Securities from the Partnership by the Underwriters.
     1. Representations, Warranties and Agreements of the TEPPCO Parties. Each of the TEPPCO Parties jointly and severally represents and warrants to, and agrees with, the Underwriters that:
     (a) A registration statement on Form S-3 (File No. 333-110207) relating to the Securities (i) has been prepared by the Obligors pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been made available by the Obligors to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:
     (i) “Applicable Time” means 5:11 p.m. (New York City time) on the date of this Agreement;
     (ii) “Base Prospectus” means the base prospectus included in the Registration Statement at the Applicable Time;
     (iii) “Disclosure Package” means (i) the Base Prospectus, (ii) the Preliminary Prospectus as amended or supplemented as of the Applicable Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iv) the final term sheet prepared and filed pursuant to Section 5(b) of this Agreement;

     (iv) “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
     (v) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Partnership or the Subsidiary Guarantors or used or referred to by the Partnership or the Subsidiary Guarantors in connection with the offering of the Securities (including, without limitation, the electronic road show posted on www.netroadshow.com on March 24, 2008 and any other road show prepared by or on behalf of the Partnership or the Subsidiary Guarantors or used or referred to by the Partnership or the Subsidiary Guarantors in connection with the offering of the Securities that is a free writing prospectus under Rule 433);
     (vi) “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Securities;
     (vii) “Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
     (viii) “Registration Statement” means, collectively, the various parts of the registration statement referred to in this Section 1(a), each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus, the Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or in the case of the Disclosure Package, as of the Applicable Time. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include the most recent annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the original Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Partnership’s knowledge, threatened by the Commission. The Commission has not notified any of the TEPPCO Parties of any objection to the use of the form of the Registration Statement.
     (b) Well-Known Seasoned Issuer and Not an Ineligible Issuer. The Partnership is a “well known seasoned issuer” (as defined in Rule 405 under the Securities Act), including not having been an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Notes.
     (c) Form of Documents. The Registration Statement conformed and will conform in all material respects on each Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and the Prospectus conform in all material respects to the requirements applicable to them under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     (d) Registration Statement. The Registration Statement did not, as of each Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(b).
     (e) Prospectus. The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(b).
     (f) Documents Incorporated by Reference. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) Disclosure Package. The Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 8(b).
     (h) Issuer Free Writing Prospectus and Disclosure Package. Each Issuer Free Writing Prospectus, when considered together with the Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriters specifically for inclusion therein, which information is specified in Section 8(b).
     (i) Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Obligors have complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. No TEPPCO Party has made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule IV hereto. The Obligors have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership and the Subsidiary Guarantors have not retained any Issuer Free Writing Prospectus for the three year period required thereby). Each Issuer Free Writing Prospectus does not and will not include any information that conflicts with the information contained in the Registration Statement or the Disclosure Package, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the TEPPCO Parties by the Underwriters through the Representatives specifically for inclusion therein, which information consists solely of the information specified in Section 8(b).
     (j) Formation and Qualification of the Partnership Entities. Each of the TEPPCO Parties and the other subsidiaries of the Partnership listed on Schedule III hereto (each, a “Partnership Entity” and collectively, the “Partnership Entities”) has been duly formed or incorporated, as the case may be, and is validly existing in good standing under the laws of its respective jurisdiction of formation or incorporation, as the case may be, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged and, in the case of the General Partner, TEPPCO NGL Pipelines and TEPPCO GP, to act as general partner or sole managing member, as applicable, of the Partnership, Val Verde and the other Subsidiary Guarantors, respectively, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus. Each Partnership Entity is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification or registration, except where the failure to so qualify or register would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability or disability.
     (k) Ownership of General Partner. Enterprise GP Holdings L.P., a Delaware limited partnership (“EPE”), owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as amended and/or restated on or prior to the date hereof (the “GP LLC Agreement”); and EPE owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those in favor of lenders of EPE.
     (l) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 1.999999% general partner interest in the Partnership (including the right to receive Incentive Distributions (as defined in the Partnership Agreement) (the “Incentive Distribution Rights”)); such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as amended and/or restated on or prior to the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (m) Ownership of the TEPPCO GP. The Partnership owns 100% of the issued and outstanding capital stock of TEPPCO GP; such capital stock has been duly authorized and validly issued in accordance with the bylaws of TEPPCO GP, as amended or restated on or prior to the date hereof (the “TEPPCO GP Bylaws”), and the certificate of incorporation of TEPPCO GP, as amended and restated on or prior to the date hereof (the “TEPPCO GP Certificate of Incorporation”), and is fully paid and non-assessable; and the Partnership owns such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (n) Ownership of TE Products Pipeline, TCTM and TEPPCO Midstream. (i) TEPPCO GP is (x) the sole general partner of TCTM (with a 0.001% general partner interest in TCTM) and (y) the sole managing member of TE Products Pipeline and TEPPCO Midstream (with a 0.001% membership interest in each of TE Products Pipeline and TEPPCO Midstream); each such general partner or membership interest has been duly authorized and validly issued in accordance with the agreement of limited partnership or limited liability company agreement, as applicable, of each of TE Products Pipeline, TCTM and TEPPCO Midstream, in each case as amended and/or restated on or prior to the date hereof (collectively, the “TE Products Pipeline, TCTM and TEPPCO Midstream Agreements”); and TEPPCO GP owns each such general partner or membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims; and (ii) the Partnership is (x) the sole limited partner of TCTM and (y) the sole non-managing member of TE Products Pipeline and TEPPCO Midstream; each such limited partner or membership interest has been duly authorized and validly issued in accordance with the applicable TE Products Pipeline, TCTM and TEPPCO Midstream Agreement and is fully paid (to the extent required under the applicable TE Products Pipeline, TCTM and TEPPCO Midstream Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), Section 101.206 of the Texas Business Organizations Code and as otherwise described in the Prospectus); and the Partnership owns such limited partner and membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (o) Ownership of TEPPCO NGL Pipelines. TEPPCO Midstream owns 100% of the issued and outstanding membership interests in TEPPCO NGL Pipelines; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of TEPPCO NGL Pipelines, as amended and/or restated on or prior to the date hereof (the “TEPPCO NGL Pipelines Agreement”); and TEPPCO Midstream owns such membership interests free and clean of all liens, encumbrances, security interests, equities, charges or claims other than those in favor of lenders of TEPPCO Midstream.
     (p) Ownership of Val Verde. (i) TEPPCO NGL Pipelines is the sole general partner of Val Verde with a 0.001% general partner interest in Val Verde; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of Val Verde, as amended and/or restated on or prior to the date hereof (the “Val Verde Partnership Agreement”) (the Val Verde Partnership Agreement and the TE Products Pipeline, TCTM and TEPPCO Midstream Agreements, collectively, the “Subsidiary Guarantor Agreements”); and TEPPCO NGL Pipelines owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims; and (ii) TEPPCO Midstream is the sole limited partner of Val Verde with a 99.999% limited partner interest in Val Verde; such limited partner interest has been duly authorized and validly issued in accordance with the Val Verde Partnership Agreement and is fully paid (to the extent required under the Val Verde Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Prospectus); and TEPPCO Midstream owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.
     (q) No Registration Rights. Neither the filing of the Registration Statement nor the offering of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership, the Subsidiary Guarantors or any of the other subsidiaries of the Partnership listed on Schedule III hereto (the “Non-guarantor Subsidiaries”), except such rights as have been waived.
     (r) Authority. Each of the TEPPCO Parties has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, and the Obligors have all requisite power and authority to execute and deliver the Base Indenture and the Supplemental Indentures and to perform their respective obligations thereunder. The Obligors have all requisite power and authority to issue, sell and deliver the Notes and the Guarantees, respectively, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Subsidiary Guarantor Agreements, the Indenture, the Registration Statement, the Disclosure Package and Prospectus. All action required to be taken by the TEPPCO Parties or any of their security holders, partners or members for (i) the due and proper authorization, execution and delivery of this Agreement and the Indenture, (ii) the authorization, issuance, sale and delivery of the Securities and (iii) the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.
     (s) Ownership of Non-guarantor Subsidiaries. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each of the Non-guarantor Subsidiaries have been duly and validly authorized and issued, and are fully paid and non-assessable (except as such non-assessability may be affected by (i) Section 17-607 of the Delaware LP Act, in the case of partnership interests in a Delaware limited partnership, (ii) Section 18-607 of the Delaware LLC Act, in the case of membership interests in a Delaware limited liability company, (iii) Section 101.206 of the Texas Business Organizations Code, in the case of membership interests in a Texas limited liability company, and (iv) except as otherwise disclosed in the Disclosure Package and the Prospectus). Except as described in the Disclosure Package and the Prospectus, the Partnership and/or the Subsidiary Guarantors, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests in each of the Non-guarantor Subsidiaries as set forth on Schedule III hereto free and clear of all liens, encumbrances (other than contractual restrictions on transfer contained in the applicable constituent documents), security interests, equities, charges, claims or restrictions upon voting or any other claim of any third party. None of the TEPPCO Parties has any subsidiaries other than as set forth on Schedule III hereto that would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Securities Act.
     (t) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the TEPPCO Parties.
     (u) Authorization, Execution and Enforceability of Agreements. (i) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; (ii) the TE Products Pipeline, TCTM and TEPPCO Midstream Agreements have been duly authorized, executed and delivered by TEPPCO GP and are valid and legally binding agreements of TEPPCO GP, enforceable against TEPPCO GP in accordance with their terms; (iii) the TEPPCO NGL Pipelines Agreement has been duly authorized, executed and delivered by TEPPCO Midstream and is a valid and legally binding agreement of TEPPCO Midstream, enforceable against TEPPCO Midstream in accordance with its terms; and (iv) the Val Verde Partnership Agreement has been duly authorized, executed and delivered by TEPPCO NGL Pipelines and is a valid and legally binding agreement of TEPPCO NGL Pipelines, enforceable against TEPPCO NGL Pipelines in accordance with its terms; provided that, with respect to each such agreement listed in this paragraph, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (v) Enforceability of Indenture. The Base Indenture has been duly authorized, executed and delivered by (i) the Partnership, (ii) the predecessor of TE Products Pipeline, (iii) TCTM and (iv) the predecessor of TEPPCO Midstream. Each of the Supplemental Indentures has been duly authorized, executed and delivered by each of the Obligors. The execution and delivery of, and the performance by the Obligors of their respective obligations under the Indenture have been duly and validly authorized by each of the Obligors. Assuming due authorization, execution and delivery thereof by the Trustee, the Indenture when executed and delivered by the Obligors, will constitute a valid and legally binding agreement of the Obligors, enforceable against the Obligors in accordance with its terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture is duly qualified under the Trust Indenture Act.
     (w) Valid Issuance of the Notes. The Notes have been duly authorized for issuance and sale to the Underwriters, and, when executed by the Partnership and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by the Partnership, and will constitute the valid and legally binding obligations of the Partnership entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (x) Valid Issuance of the Guarantees. The Guarantees by the Subsidiary Guarantors have been duly authorized by the Subsidiary General Partners on behalf of the Subsidiary Guarantors and, on the Delivery Date, will have been duly executed and delivered by the Subsidiary Guarantors; when the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantees will constitute the valid and legally binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture and will be enforceable against the Subsidiary Guarantors in accordance with their terms as set forth in the Indenture; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (y) No Conflicts or Violations. None of the (i) offering, issuance and sale by the Obligors of the Securities, (ii) the execution, delivery and performance of this Agreement, the Indenture and the Securities by the TEPPCO Parties that are parties hereto and thereto, or (iii) consummation of the transactions contemplated hereby and thereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties or assets may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties or assets, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (B) or (D), would, individually or in the aggregate, have a Material Adverse Effect.
     (z) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Obligors of the Securities in the manner contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement, the Indenture and the Securities by the TEPPCO Parties that are parties thereto or (iii) the consummation by the TEPPCO Parties of the transactions contemplated by this Agreement, the Indenture and the Securities, except for (A) such consents required under the Securities Act, the Exchange Act, the Trust Indenture Act (all of which have been obtained) and state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (B) such consents that have been, or prior to the Delivery Date (as defined herein) will be, obtained.
     (aa) No Default. None of the Partnership Entities is (i) in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Base Indenture together with the Supplemental Indentures.
     (bb) Independent Registered Public Accounting Firm. Deloitte & Touche LLP, who has audited the audited financial statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (other than the financial statements included in the year ended December 31, 2005) is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the

Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     (cc) Financial Statements. The historical financial statements (including the related notes and supporting schedule) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved, except to the extent disclosed therein. The other financial information of the General Partner and the Partnership and its subsidiaries, including non-GAAP financial measures, if any, contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the General Partner, the Partnership and its subsidiaries, and fairly presents the information purported to be shown thereby. Nothing has come to the attention of any of the Partnership Entities that has caused them to believe that the statistical and market-related data included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (dd) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed or, prior to the completion of the distribution of the Securities, will distribute, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 5(l) and the Issuer Free Writing Prospectus set forth on Schedule IV hereto and any other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.
     (ee) Conformity to Description of the Securities. The Securities, when issued and delivered against payment therefor as provided in this Agreement and in the Indenture, will conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.
     (ff) Certain Transactions. Except as disclosed in the Prospectus and the Disclosure Package, subsequent to the respective dates as of which such information is given in the Registration Statement and the Disclosure Package, (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, and (ii) there has not been any material change in the capitalization or material increase in the long-term debt of the Partnership Entities, or any dividend or distribution of any kind declared, paid or made by the Partnership on any class of its partnership interests.
     (gg) No Omitted Descriptions; Legal Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the TEPPCO Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Rules and Regulations or the Exchange Act or the rules and regulations thereunder. The statements included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus under the headings “Description of the Notes,” “Description of Debt Securities,” “Certain ERISA Considerations,” and “Certain United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (hh) Title to Properties. Each Partnership Entity has (i) good and indefeasible title to all its interests in its properties that are material to the operations of the Partnership Entities, taken as a whole, and (ii) good and marketable title in fee simple to, or valid rights to lease or otherwise use, all items of other real and personal property which are material to the business of the Partnership Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (A) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities, (B) could not reasonably be expected to have a Material Adverse Effect or (C) are described, and subject to the limitations contained, in the Disclosure Package.
     (ii) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Disclosure Package and the Prospectus; and, except as described in the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (jj) Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Disclosure Package and the Prospectus, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Partnership Entities has received notification of any revocation or modification of any such permit or has any reason to believe that any such permit will not be renewed in the ordinary course.
     (kk) Books and Records; Accounting Controls. The Partnership Entities (i) make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets, and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ll) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Entities on the one hand, and the directors, officers, partners, customers or suppliers of the General Partner and its affiliates (other than the Partnership Entities) on the other hand, which is required to be described in the Disclosure Package and the Prospectus and which is not so described.
     (mm) Environmental Compliance. There has been no storage, generation, transportation, handling, treatment, disposal or discharge of any kind of toxic or other wastes or other hazardous substances by any of the Partnership Entities (or, to the knowledge of the TEPPCO Parties, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by any of the Partnership Entities or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which any of the TEPPCO Parties has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.
     (nn) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. Except as disclosed in the Disclosure Package and the Prospectus, none of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Delivery Date.
     (oo) Litigation. There are no legal or governmental proceedings pending to which any Partnership Entity is a party or of which any property or assets of any Partnership Entity is the subject that, individually or in the aggregate, if determined adversely to such Partnership Entity, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the TEPPCO Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (pp) No Labor Disputes. No labor dispute with the employees that are engaged in the business of the Partnership or its subsidiaries exists or, to the knowledge of the TEPPCO Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.
     (qq) Intellectual Property. Each Partnership Entity owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and no Partnership Entity has received any notice of any claim of conflict with, any such rights of others.
     (rr) Investment Company. None of the Partnership Entities is now, or after sale of the Securities to be sold by the Obligors hereunder and application of the net proceeds from such sale as described in the most recent Preliminary Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (ss) Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any Partnership Entity which would prevent or suspend the issuance or sale of the Securities or the use of the Disclosure Package in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the TEPPCO Parties, threatened against or affecting any Partnership Entity before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of this Agreement or the Indenture or any action taken or to be taken pursuant hereto or thereto; and the Obligors have complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the most recent Preliminary Prospectus.
     (tt) No Stabilizing Transactions. None of the General Partner, the Partnership, the Subsidiary General Partners, the Subsidiary Guarantors or any of their affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any securities of the Partnership or the Subsidiary Guarantors to facilitate the sale or resale of the Securities.
     (uu) Form S-3. The conditions for the use of Form S-3 by the Obligors, as set forth in the General Instructions thereto, have been satisfied.
     (vv) Disclosure Controls. The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Partnership’s desired control objectives as described in Item 9A of the Partnership’s Annual Report on Form 10-K for the period ended December 31, 2007 (the “2007 Annual Report”) have been met.
     (ww) No Deficiency in Internal Controls. Based on the evaluation of its internal controls and procedures conducted in connection with the preparation and filing of the 2007 Annual Report, neither the Partnership nor the General Partner is aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls over financial reporting.
     (xx) No Changes in Internal Controls. Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 1(vv) hereof, there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.
     (yy) Sarbanes-Oxley Act. The principal executive officer and principal financial officer of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. The Partnership and the General Partner are otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective.

     (zz) Rating of Notes. In accordance with Rule 2720(c)(3)(C) of the Conduct Rules of the National Association of Securities Dealers, Inc., the Notes have been rated in an investment grade category by Moody’s Investors Service, Standard & Poor’s Ratings Services and Fitch Ratings.
Any certificate signed by any officer of any TEPPCO Party and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the TEPPCO Parties signatory thereto, as to the matters covered thereby, to each Underwriter.
     2. Purchase and Sale of the Notes. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to issue and sell the Notes to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership (i) the principal amount of 2013 Notes set forth opposite that Underwriter’s name in Schedule I hereto at a price equal to 99.322% of the principal amount thereof, (ii) the principal amount of 2018 Notes set forth opposite that Underwriter’s name in Schedule I hereto at a price equal to 98.990% of the principal amount thereof and (iii) the principal amount of 2038 Notes set forth opposite that Underwriter’s name in Schedule I hereto at a price equal to 98.576% of the principal amount thereof, in each case, plus accrued interest, if any, from the Delivery Date. The Partnership shall not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.
     The Partnership understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms and conditions set forth in the Disclosure Package and the Prospectus.
     3. Offering of Securities by the Underwriters. It is understood that the Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
     4. Delivery of and Payment for the Notes. Delivery of and payment for the Notes shall be made at the office of Baker Botts L.L.P., Houston, Texas, at 10:00 A.M., New York City time, on March 27, 2008 or such other date and time and place as shall be determined by agreement between the Underwriters and the Obligors (such date and time of delivery and payment for the Notes being herein called the “Delivery Date”). Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Obligors to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Partnership. The Global Notes will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Delivery Date.

     5. Further Agreements of the Parties. Each of the TEPPCO Parties covenants and agrees with the Underwriters:
     (a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to advise the Underwriters promptly after it receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.
     (b) Final Term Sheet and Issuer Free Writing Prospectuses. (i) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule IV hereto, and to file such term sheet pursuant to Rule 433 under the Securities Act within the time required by such Rule; and (ii) not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.
     (c) Copies of Registration Statements. To furnish promptly to the Underwriters and to counsel for the Underwriters, upon request, a signed copy or conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
     (d) Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.
     (e) Copies of Documents to the Underwriters. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference in any Preliminary

Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof and to promptly prepare and, subject to Section 5(f) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance.
     (f) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership, the Subsidiary Guarantors or the Underwriters, be required by the Securities Act or the Exchange Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and not to file any such document to which the Underwriters shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership or the Subsidiary Guarantors are required by law to make such filing.
     (g) Reports to Security Holders. As soon as practicable after the Delivery Date, to make generally available to the Partnership’s and the Subsidiary Guarantors’ security holders an earnings statement of the Partnership and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).
     (h) Copies of Reports. For a period of two years following the date hereof, to furnish to the Underwriters promptly upon request copies of all materials furnished by the Partnership to its security holders and all reports and financial statements furnished by the Partnership to the principal national securities exchange upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, in each case to the extent that such materials, reports and financial statements are not publicly filed with the Commission.
     (i) Blue Sky Laws. Promptly to take from time to time such actions as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may reasonably request; provided that no Partnership Entity shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

     (j) Application of Proceeds. To apply the net proceeds from the sale of the Securities as set forth in the Disclosure Package and the Prospectus.
     (k) Investment Company. To take such steps as shall be necessary to ensure that no Partnership Entity shall become an “investment company” as defined in the Investment Company Act.
     (l) Retention of Issuer Free Writing Prospectuses. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof and prior to the Delivery Date, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or, when considered together with the most recent Preliminary Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their reasonable request or as required by the Rules and Regulations, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.
     (m) Stabilization. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership or the Subsidiary Guarantors to facilitate the sale or resale of the Securities.
     6. Expenses. The Obligors agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus, and the Disclosure Package, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any underwriting and selling group documents and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) the filing fees incident to securing the review, if applicable, by the National Association of Securities Dealers, Inc. of the terms of sale of the Securities; (f) any applicable listing or other similar fees; (g) the fees and expenses of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) any fees charged by rating agencies for rating the Securities; (i) the fees and expenses of the Trustee and paying agent (including related fees and expenses of any counsel to such parties); (j) the costs and expenses of the Obligors relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Obligors and any such consultants; and (k) all other costs and expenses incident to the performance of the obligations of the Obligors under this Agreement; provided that, except as provided in this Section 6 and in Section 12 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.
     7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, on the date hereof, at the Applicable Time and on the Delivery Date, of the representations and warranties of the TEPPCO Parties contained herein, to the accuracy of the statements of the TEPPCO Parties and the officers of the General Partner and the Subsidiary General Partners made in any certificates delivered pursuant hereto, to the performance by each of the TEPPCO Parties of its obligations hereunder and to each of the following additional terms and conditions:
     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectuses or any Issuer Free Writing Prospectuses or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters; and the Commission shall not have notified the TEPPCO Parties of any objection to the use of the form of the Registration Statement.
     (b) The Underwriters shall not have discovered and disclosed to the TEPPCO Parties on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein not misleading.
     (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, execution and delivery of this Agreement and the Indenture and the authorization, execution and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the TEPPCO Parties shall have furnished to such counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.
     (d) Baker Botts L.L.P. shall have furnished to the Underwriters its written opinion, as counsel for the TEPPCO Parties, addressed to the Underwriters and dated the Delivery Date, in form and substance satisfactory to the Underwriters, substantially to the effect set forth in Exhibit A hereto.

     (e) Patricia A. Totten, Esq., shall have furnished to the Underwriters her written opinion, as Chief Legal Officer of the TEPPCO Parties, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit B hereto.
     (f) The Underwriters shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to such matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.
     (g) At the time of execution of this Agreement, the Underwriters shall have received from each of Deloitte & Touche LLP and KPMG LLP a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, and (ii) stating that, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (h) With respect to the letter or letters of each of Deloitte & Touche LLP and KPMG LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), such accounting firm shall have furnished to the Underwriters a letter (the “bring-down letter”) of each of Deloitte & Touche LLP and KPMG LLP, addressed to the Underwriters and dated the Delivery Date, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, (ii) stating that, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.
     (i) The Obligors shall have furnished to the Underwriters certificates, dated the Delivery Date, of the chief executive officer and the chief financial officer of the General Partner and the Subsidiary General Partners, respectively, stating that: (i) such officers have carefully examined the Registration Statement, the Prospectus and the Disclosure Package; (ii) in their opinion, (1) the Registration Statement, including the documents incorporated therein by reference, as of the most recent Effective Date, (2) the Prospectus, including any documents incorporated by reference therein, as of the date of the Prospectus and as of the Delivery Date, and (3) the Disclosure Package, as of the Applicable Time, did not and do not include any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of the Delivery Date, the representations and warranties of the TEPPCO Parties in this Agreement are true and correct; (iv) the TEPPCO Parties have complied with all their agreements contained herein and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Delivery Date; (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer’s knowledge, are threatened; (vi) the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; (vii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package; and (viii) since the most recent Effective Date, no event has occurred that is required under the Rules and Regulations or the Securities Act to be set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
     (j) If any event shall have occurred on or prior to the Delivery Date that requires the Partnership or the Subsidiary Guarantors under Section 5(e) of this Agreement to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon as provided in Section 5(f) hereof, and copies thereof shall have been delivered to the Underwriters reasonably in advance of the Delivery Date.
     (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Delivery Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Delivery Date which would prevent the issuance or sale of the Securities.
     (l) Except as described in the Disclosure Package and the Prospectus, (i) neither the Partnership, the Subsidiary Guarantors nor any of their subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital or long-term debt of the Partnership, the Subsidiary Guarantors or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of the Partnership and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

     (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any securities of the Partnership shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on the New York Stock Exchange, (iii) a banking moratorium shall have been declared by federal or New York State authorities, (iv) a material disruption in commercial banking or clearance services in the United States, (v) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (vi) a calamity or crisis the effect of which on the financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.
     (n) Subsequent to the execution and delivery of this Agreement, if any debt securities of the TEPPCO Parties are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (i) no downgrading shall have occurred in the rating accorded such debt securities (including the Securities) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of any of the Partnership Entities; it being understood that this clause (ii) shall not apply to public announcements reasserting, without any new negative developments or changes, any such surveillance or review that was initiated prior to the date hereof.
     (o) The Partnership, the Subsidiary Guarantors and the Trustee shall have executed and delivered the Securities and the Supplemental Indentures.
     All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and to counsel for the Underwriters.
     8. Indemnification and Contribution.
     (a) Each of the TEPPCO Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of any Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which that Underwriter, director, officer, employee or controlling person may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the TEPPCO Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the TEPPCO Parties by the Underwriters through the Representatives specifically for inclusion therein, which information consists solely of the information specified in Section 8(b). This indemnity agreement will be in addition to any liability which the TEPPCO Parties may otherwise have.
     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each TEPPCO Party, the directors of the General Partner and the Subsidiary General Partners, the respective officers of the General Partner and the Subsidiary General Partners who signed the Registration Statement, and each person who controls the TEPPCO Parties within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Underwriters, but only with reference to written information relating to the Underwriters furnished to the TEPPCO Parties by the Underwriters through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The TEPPCO Parties acknowledge that the statements set forth in the most recent Preliminary Prospectus and the Prospectus: (A) the names of the Underwriters, (B) the last paragraph of the cover page regarding delivery of the Notes and (C) under the heading “Underwriting,” (1) the sentence relating to discounts in the first paragraph under the subheading “Commissions and Expenses,” (2) the second sentence in the paragraph under the subheading “New Issue of Notes” and (3) the paragraphs under the subheading “Price Stabilization, Short Positions,” constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectuses or in any amendment or supplement thereto.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees, costs and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not contain any statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
     (d) In the event that the indemnity provided in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the TEPPCO Parties and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the “Losses”) to which the TEPPCO Parties and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the TEPPCO Parties on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the amount by which the total price of the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the TEPPCO Parties and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the TEPPCO Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the TEPPCO Parties shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the TEPPCO Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The TEPPCO Parties and each of the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any Underwriter shall have the same rights to contribution as the Underwriters, and each person who controls the TEPPCO Parties within the meaning of either the Securities Act or the Exchange Act, each officer of the General Partner and the Subsidiary General Partners who shall have signed the Registration Statement and each director of the General Partner and the Subsidiary General Partners shall have the same rights to contribution as the TEPPCO Parties, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. No Fiduciary Duty. Each TEPPCO Party hereby acknowledges that each Underwriter is acting solely as an underwriter in connection with the purchase and sale of the Securities. Each TEPPCO Party further acknowledges that each Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that each Underwriter acts or be responsible as a fiduciary to any of the Partnership Entities, their management, unitholders, creditors or any other person in connection with any activity that each Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. Each Underwriter hereby expressly disclaims any fiduciary or similar obligations to any of the Partnership Entities, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the TEPPCO Parties hereby confirm their understanding and agreement to that effect. The TEPPCO Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to any of the Partnership Entities regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to any of the Partnership Entities. Each TEPPCO Party hereby waives and releases, to the fullest extent permitted by law, any claims that any TEPPCO Party may have against each Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to any of the Partnership Entities in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     10. Defaulting Underwriters. If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the principal amount of the Notes that the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the principal amount of the Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the aggregate principal amount of the Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Delivery Date if the aggregate principal amount of the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the aggregate principal amount of the Notes to be purchased on the Delivery Date, and any remaining non-defaulting Underwriters shall not be obligated to purchase more than 110% of the principal amount of the Notes that it agreed to purchase on the Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the aggregate principal amount of the Notes to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters or the TEPPCO Parties, except that the TEPPCO Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 12. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Notes that a defaulting Underwriter agreed but failed to purchase.
     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the TEPPCO Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either the Representatives or the TEPPCO Parties may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the TEPPCO Parties or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
     11. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(l) or 7(m) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.
     12. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 7(l) hereof or because of any refusal, inability or failure on the part of any TEPPCO Party to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the TEPPCO Parties will reimburse the Underwriters, severally through the Representatives, on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Securities. If this Agreement is terminated pursuant to Section 10 hereof by reason of the default of one or more of the Underwriters, the TEPPCO Parties shall not be obligated to reimburse any defaulting Underwriter on account of such Underwriter’s expenses.
     13. Research Analyst Independence. Each of the TEPPCO Parties acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to each of the TEPPCO Parties and/or the offering that differ from the views of their respective investment banking divisions. Each of the TEPPCO Parties hereby waives and releases, to the fullest extent permitted by law, any claims that the TEPPCO Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. Each of the TEPPCO Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     14. Issuer Information. Each Underwriter severally agrees that such Underwriter, without the prior written consent of the Partnership, has not used or referred to publicly and shall not use or refer to publicly any “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) of this Agreement; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto and any electronic road show (including, without limitation, the electronic road show posted on www.netroadshow.com on March 24, 2008). Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     15. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901 (Fax:(203) 719-0495) Attention: Fixed Income Syndicate.
     (b) if to the TEPPCO Parties, shall be delivered or sent by mail or facsimile transmission to TEPPCO Partners L.P., 1100 Louisiana Street, Suite 1600, Houston, Texas 77002, Attention: Chief Legal Officer (Fax: (713) 381-4039);
     (c) provided, however, that any notice to any Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriters at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     The TEPPCO Parties shall be entitled to rely upon any request, notice, consent or agreement given or made by the Representatives on behalf of the Underwriters.
     16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the TEPPCO Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 8 with respect to officers, directors, employees, agents and controlling persons of the Partnership, the Subsidiary Guarantors and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     17. Survival. The respective indemnities, representations, warranties and agreements of the TEPPCO Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them. The Underwriters acknowledge and agree that the obligations of the TEPPCO Parties hereunder are non-recourse to the General Partner.
     18. Definition of the Terms “Business Day” and “Subsidiary". For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have their respective meanings set forth in Rule 405 of the Rules and Regulations.
     19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     20. Jurisdiction; Venue. The parties hereby consent to (i) nonexclusive jurisdiction in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, (ii) nonexclusive personal service with respect thereto, and (iii) personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party. Each of the parties (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to the jurisdiction of which the parties is or may be subject, by suit upon such judgment.
     21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     22. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     23. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[The Remainder of This Page Intentionally Left Blank]

     If the foregoing correctly sets forth the agreement among the TEPPCO Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

TEPPCO PARTNERS, L.P.

By:	Texas Eastern Products Pipeline Company, LLC, its general partner

	By:	/s/ William G. Manias

William G. Manias Vice President and Chief Financial Officer

TE PRODUCTS PIPELINE COMPANY, LLC

By:	TEPPCO GP, Inc., its managing member

	By:	/s/ William G. Manias

William G. Manias Vice President and Chief Financial Officer

TCTM, L.P.

By:	TEPPCO GP, Inc., its general partner

	By:	/s/ William G. Manias

William G. Manias Vice President and Chief Financial Officer

TEPPCO MIDSTREAM COMPANIES, LLC

By:	TEPPCO GP, Inc., its managing member

	By:	/s/ William G. Manias

William G. Manias Vice President and Chief Financial Officer

VAL VERDE GAS GATHERING COMPANY L.P.

By:		TEPPCO NGL Pipelines, LLC, its general partner

	By:	/s/ William G. Manias

William G. Manias Vice President and Chief Financial Officer

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

By:		/s/ William G. Manias

William G. Manias Vice President and Chief Financial Officer

TEPPCO GP, INC.

By:		/s/ William G. Manias

William G. Manias Vice President and Chief Financial Officer

TEPPCO NGL PIPELINES, LLC

By:		/s/ William G. Manias

William G. Manias Vice President and Chief Financial Officer

For themselves and as Representatives of the several Underwriters named in Schedule I hereto.

By:	UBS SECURITIES LLC

	By:	/s/ Christopher Forshner

		Name:	Christopher Forshner
		Title:	Managing Director

	By:	/s/ Ryan Donovan

		Name:	Ryan Donovan
		Title:	Directors

By:	J.P. MORGAN SECURITIES INC.

	By:	/s/ Stephen L. Sheiner

		Name:	Stephen L. Sheiner
		Title:	Vice President

By:	SUNTRUST ROBINSON HUMPHREY, INC.

	By:	/s/ Christopher S. Grumboski

		Name:	Christopher S. Grumboski
		Title:	Director

By:	WACHOVIA CAPITAL MARKETS, LLC

	By:	/s/ Carolyn Coan

		Name:	Carolyn Coan
		Title:	Vice President

Schedule I

	Principal Amount	Principal Amount	Principal Amount
	of the 2013 Notes	of the 2018 Notes	of the 2038 Notes
Underwriters	to be Purchased	to be Purchased	to be Purchased
UBS Securities LLC	$46,875,000	$65,625,000	$75,000,000
J.P. Morgan Securities Inc.	$46,875,000	$65,625,000	$75,000,000
SunTrust Robinson Humphrey, Inc.	$46,875,000	$65,625,000	$75,000,000
Wachovia Capital Markets, LLC	$46,875,000	$65,625,000	$75,000,000
BNP Paribas Securities Corp.	$15,000,000	$21,000,000	$24,000,000
Citigroup Global Markets Inc.	$15,000,000	$21,000,000	$24,000,000
Greenwich Capital Markets, Inc.	$15,000,000	$21,000,000	$24,000,000
KeyBanc Capital Markets Inc.	$5,834,000	$8,166,000	$9,333,000
Wedbush Morgan Securities Inc.	$5,833,000	$8,166,000	$9,334,000
Wells Fargo Securities, LLC	$5,833,000	$8,168,000	$9,333,000

TOTAL	$250,000,000	$350,000,000	$400,000,000

Schedule I

Schedule II
1.	Term Sheet prepared and filed pursuant to Section 5(b) of this Agreement.
Schedule II

Schedule III
Significant Subsidiaries of the Partnership

		Ownership Interest
	Jurisdiction	Percentage
Subsidiary	of Formation	(direct or indirect)
TE Products Pipeline Company, LLC	Texas	100.00%
TEPPCO Midstream Companies, LLC	Texas	100.00%
Val Verde Gas Gathering Company, L.P.	Delaware	100.00%
TCTM, L.P.	Delaware	100.00%
TEPPCO Crude Pipeline, LLC	Texas	100.00%
TEPPCO Seaway, L.P.	Delaware	100.00%
TEPPCO Crude Oil, LLC	Texas	100.00%
TEPPCO Marine Services, LLC	Delaware	100.00%

Schedule III

Schedule IV
Final Term Sheet
Filed Pursuant to Rule 433
Registration No. 333-110207
March 24, 2008
PRICING TERM SHEET
5.90% Senior Notes due 2013
6.65% Senior Notes due 2018
7.55% Senior Notes due 2038

Issuer:	TEPPCO Partners, L.P.

Guarantee:	Unconditionally guaranteed by TE Products Pipeline Company, LLC, TCTM, L.P., TEPPCO Midstream Companies, LLC and Val Verde Gas Gathering Company, L.P.

Security:	5.90% Senior Notes due 2013 (“2013 Notes”)
6.65% Senior Notes due 2018 (“2018 Notes”)
7.55% Senior Notes due 2038 (“2038 Notes”)

Size:	2013 Notes: $250,000,000
2018 Notes: $350,000,000
2038 Notes: $400,000,000

Maturity Date:	2013 Notes: April 15, 2013
2018 Notes: April 15, 2018
2038 Notes: April 15, 2038

Coupon:	2013 Notes: 5.90%
2018 Notes: 6.65%
2038 Notes: 7.55%

Interest Payment Dates:	April 15 and October 15, commencing October 15, 2008

Interest Record Dates:	April 1 and October 1

Price to Public:	2013 Notes: 99.922%
2018 Notes: 99.640%
2038 Notes: 99.451%

Benchmark Treasury:	2013 Notes: 2.75% due February 28, 2013
2018 Notes: 3.50% due February 15, 2018
2038 Notes: 5.00% due May 15, 2037

Benchmark Treasury Yield:	2013 Notes: 2.617%
2018 Notes: 3.549%
2038 Notes: 4.346%

Schedule IV

Spread to Benchmark Treasury:	2013 Notes: + 330 bps
2018 Notes: + 315 bps
2038 Notes: + 325 bps

Yield:	2013 Notes: 5.917%
2018 Notes: 6.699%
2038 Notes: 7.596%

Make-Whole Call:	2013 Notes: T + 50 bps
2018 Notes: T + 50 bps
2038 Notes: T + 50 bps

Expected Settlement Date:	March 27, 2008

CUSIP:	2013 Notes: 872384AD4
2018 Notes: 872384AE2
2038 Notes: 872384AF9

Ratings:	Baa3 (Stable) by Moody’s Investors Service, Inc.
BBB- (Stable) by Standard & Poor’s Ratings Services
BBB- (Stable) by Fitch Ratings

Joint Book-Running Managers:	UBS Securities LLC
J.P. Morgan Securities Inc.
SunTrust Robinson Humphrey, Inc.
Wachovia Capital Markets, LLC

Co-Managers:	BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Greenwich Capital Markets, Inc.
KeyBanc Capital Markets Inc.
Wedbush Morgan Securities Inc.
Wells Fargo Securities, LLC
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time; each rating should be evaluated independently of any other rating.
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling UBS Securities LLC at (877) 827-6444 ext 561-3884, J.P. Morgan Securities Inc. at (212) 834-4533, SunTrust Robinson Humphrey, Inc. at (800) 685-4786 or Wachovia Capital Markets, LLC at (800) 326-5897.

Schedule IV

EXHIBIT A
FORM OF ISSUER’S COUNSEL OPINION
     1. Each of the Delaware Entities is validly existing in good standing as a limited liability company, limited partnership or corporation, as the case may be, under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or the Delaware General Corporation Law (the “DGCL”), respectively. Each of the Texas Entities is validly existing in good standing as a limited liability company under Title 3 of the Texas Business Organizations Code.
     2. The Partnership has the limited partnership power and authority under the laws of the State of Delaware to (i) execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents and (ii) carry on its business and own or lease its properties, in each case in all material respects as described in the Disclosure Package and the Final Prospectus. Each of the Subsidiary Guarantors has the limited liability company or limited partnership power and authority under the laws of the State of Delaware or the laws of the State of Texas, as the case may be, to (i) execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party and (ii) carry on its business and own or lease its properties, in each case in all material respects as described in the Disclosure Package and the Final Prospectus. Each of the General Partner and the Subsidiary General Partners has the limited liability company or corporate power and authority under the laws of the State of Delaware to (i) execute and deliver, and to incur and perform all of its obligations under, the Underwriting Agreement and (ii) carry on its business and own or lease its properties, in each case in all material respects as described in the Disclosure Package and the Final Prospectus.
     3. The Underwriting Agreement has been duly authorized, executed and delivered by each of the TEPPCO Parties; the Base Indenture has been duly authorized, executed and delivered by each of the Partnership, TCTM, the predecessor of TE Products Pipeline and the predecessor of TEPPCO Midstream; each of the Supplemental Indentures has been duly authorized, executed and delivered by each of the Obligors; and the Notes have been duly authorized, executed and delivered by the Partnership.
     4. Assuming the due authorization, execution and delivery by the Trustee, the Indenture is a valid and legally binding agreement of each of the Obligors, enforceable against each of them in accordance with its terms under the laws of the State of New York, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights and remedies of creditors generally, and subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing.
     5. When authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Partnership, entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their terms, under the laws of the State of New York, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally, and subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing.
     6. When the Notes have been authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Guarantees of the Notes included in the Indenture will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with the terms of the Indenture, under the laws of the State of New York, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally, and subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and any implied covenants of good faith and fair dealing.
     7. None of (i) the execution and delivery of, or the incurrence or performance by the TEPPCO Parties of their respective obligations under, each of the Transaction Documents to which it is a party, each in accordance with its terms, (ii) the offering, issuance, sale and delivery of the Notes by the Partnership pursuant to the Underwriting Agreement or (iii) the issuance of the Guarantees of the Notes by the Subsidiary Guarantors (A) constitutes or will constitute a violation of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other similar organizational documents of any of the TEPPCO Parties, (B) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the DGCL, applicable laws of the State of Texas or the State of New York, Regulation T, U or X of the Board of Governors of the Federal Reserve System or other applicable laws of the United States of America, (C) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any contract identified on Exhibit A hereto (“Applicable Agreements”) or (D) results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the TEPPCO Parties pursuant to any Applicable Agreement, which violations, breaches, security interests or liens, in the case of clauses (B), (C) or (D) of this paragraph, would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the TEPPCO Parties and their subsidiaries, taken as a whole, or materially impair the ability of any of the TEPPCO Parties to perform its obligations under the Transaction Documents; provided that the applicable laws of the State of Texas, the State of New York and the United States of America referred to in clause (B) of this paragraph exclude federal and state securities laws, “Blue Sky” laws and other anti-fraud laws.
     8. No Governmental Approval that has not been obtained or taken and is not in full force and effect is required to authorize, or is required for the execution and delivery by each of the TEPPCO Parties of, the Transaction Documents to which it is a party or the incurrence or performance of its obligations thereunder. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Delaware, the United States of America, the State of Texas or the State of New York pursuant to Delaware LP Act, the Delaware LLC Act, the DGCL or applicable laws of the United States of America or of the States of Texas or New York; provided that we express no opinion in this paragraph with respect to federal or state securities laws, “Blue Sky” laws or other anti-fraud laws.
     9. The statements under the captions “Description of Debt Securities” and “Description of the Notes” in each of the Disclosure Package and the Final Prospectus, insofar as they purport to summarize certain provisions of documents or legal matters referred to therein, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein; and the Indenture and the Securities conform in all material respects to the descriptions thereof set forth under the captions “Description of Debt Securities” and “Description of the Notes” in each of the Disclosure Package and the Final Prospectus.
     10. The statements under the caption “Certain United States Federal Income Tax Considerations” in each of the Preliminary Prospectus and the Final Prospectus, insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
     11. Each of the Registration Statement, as of its latest Effective Date, the Preliminary Prospectus, as of its date, and the Final Prospectus, as of its date appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the 1933 Act Regulations, provided that we express no opinion, statement or belief in this paragraph as to any of the following included in or omitted from such documents: (a) any financial statements or schedules, including notes thereto and auditors’ reports thereon, (b) any other financial, statistical or accounting information or (c) any exhibits thereto.
     12. None of the TEPPCO Parties is, or upon application of the net proceeds of the offering of the Securities as described in the Final Prospectus will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
     13. The Registration Statement has become effective under the Securities Act; the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and any required filing of the Preliminary Prospectus and the Final Prospectus pursuant to Rule 424(b) under the Securities Act and of any Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act has been made in the manner and within the time periods required by such rule. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.
     We have participated in conferences with officers and other representatives of the TEPPCO Parties, with representatives of the Partnership’s independent registered public accounting firm and with your representatives and your counsel, at which the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed. Although we have not independently verified the information contained in the Registration Statement, the Disclosure Package or the Final Prospectus, and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus (except to the extent stated in paragraphs 9 and 10 above), we advise you that, on the basis of the foregoing, no facts have come to our attention that lead us to believe that:

     (a) the Registration Statement, as of its latest Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (b) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
     (c) the Final Prospectus, as of its date and on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
We have not been asked to comment on, and express no statement or belief in this paragraph with respect to, any of the following that the Registration Statement, the Disclosure Package or the Final Prospectus contained, contains, omitted or omits: (a) financial statements and schedules, including the notes thereto and the auditors’ reports thereon, (b) any other financial, statistical and accounting information, (c) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or to the documents incorporated by reference therein or (d) Forms T-1 included as exhibits to the Registration Statement.

EXHIBIT B
FORM OF GENERAL COUNSEL’S OPINION
     1. The General Partner is the sole general partner of the Partnership with a 1.999999% general partner interest in the Partnership (including rights to increasing percentage interests in Partnership distributions provided for in the Partnership Agreement); such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.
     2. EPE owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement; and EPE owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims, in each case in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming EPE as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, other those in favor of lenders of EPE.
     3. The Partnership owns 100% of the issued and outstanding capital stock of TEPPCO GP; such capital stock has been duly authorized and validly issued in accordance with the TEPPCO GP Bylaws and the TEPPCO GP Certificate of Incorporation; and the Partnership owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware.
     4. TEPPCO GP is (a) the sole general partner of TCTM (with a 0.001% general partner interest in TCTM) and (b) the sole managing member of TE Products Pipeline and TEPPCO Midstream (with a 0.001% membership interest in each of TE Products Pipeline and TEPPCO Midstream); each such general partner or membership interest has been duly authorized and validly issued in accordance with the applicable TE Products Pipeline, TCTM or TEPPCO Midstream Agreement. TEPPCO GP owns its general partner interest in TCTM free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware, naming TEPPCO GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware. TEPPCO GP owns its membership interests in TE Products Pipeline and TEPPCO Midstream free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Texas, naming TEPPCO GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Texas. The Partnership is (x) the sole limited partner of TCTM and (y) the sole non-managing member of TE Products Pipeline and TEPPCO Midstream; and each such limited partner or membership interest has been duly authorized and validly issued in accordance with the applicable TE Products Pipeline, TCTM or TEPPCO Midstream Agreement. The Partnership owns its limited partner interests in TCTM free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement

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under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware; and the Partnership owns its membership interests in TE Products Pipeline and TEPPCO Midstream free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Texas.
     5. None of (i) the execution and delivery of, or the incurrence or performance by the TEPPCO Parties of their respective obligations under, each of the Transaction Documents to which it is a party, each in accordance with its terms, (ii) the offering, issuance, sale and delivery of the Notes by the Partnership pursuant to the Underwriting Agreement or (iii) the issuance of the Guarantees of the Notes by the Subsidiary Guarantors (A) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any agreement identified on Exhibit A hereto (“Applicable Commercial/Organic Agreements”), (B) results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the TEPPCO Parties pursuant to any Applicable Commercial/Organic Agreement or (C) to my knowledge, violate any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Partnership, any of its subsidiaries or their respective property, except in each case for such breaches, violations, defaults, security interests or liens as would not have a material adverse effect on the business, properties, financial condition or results of operation of the Partnership and its subsidiaries, taken as a whole, or materially impair the ability of any of the TEPPCO Parties to perform their respective obligations under the Transaction Documents.
     6. To my knowledge, (a) there is no legal or governmental proceeding pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that is required to be disclosed in the Disclosure Package or the Final Prospectus and is not so disclosed and (b) there are no agreements, contracts or other documents to which any of the Partnership Entities is a party that are required to be described in the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     I have participated in conferences with officers and other representatives of the TEPPCO Parties, with representatives of the Partnership’s independent registered public accounting firm and with your representatives and your counsel, at which the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed. Although I have not independently verified the information contained in the Registration Statement, the Disclosure Package or the Final Prospectus, and am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus, I advise you that, on the basis of the foregoing, no facts have come to my attention that lead me to believe that:
     (a) the Registration Statement, as of its latest Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

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     (b) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
     (c) the Final Prospectus, as of its date and on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
I have not been asked to comment on, and express no statement or belief in this paragraph with respect to, any of the following that the Registration Statement, the Disclosure Package or the Final Prospectus contained, contains, omitted or omits: (a) financial statements and schedules, including the notes thereto and the auditors’ reports thereon, (b) any other financial, statistical and accounting information, (c) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or to the documents incorporated by reference therein or (d) Forms T-1 included as exhibits to the Registration Statement.

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